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EXHIBIT  23.4     CONSENT OF DOR ENGINEERING INC., ENGINEERS


                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER



To:               American Explorer, L.L.C.

Date:             May 27, 1998



Gentlemen:

D-O-R Engineering, Inc., independent petroleum engineers, hereby consent to the use of excerpts from our report included in this registration statement on Form S-4 and to the references to our firm therein.

D-O-R ENGINEERING, INC.



"Michael F. McKenzie"

Michael F. McKenzie, PE


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